UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Development Capital Group, Inc.

Florida	4213	27-3746561
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6029 Paseo Acampo
  Carlsbad, California 92009
760-840-9409
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brenda Lee Hamilton, Esquire
Hamilton & Associates Law Group, P.A.
101 Plaza Real South
Boca Raton, Florida 33432
(561) 416-8956 (telephone number)
(561) 416-2855 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brenda Lee Hamilton, Esquire
Hamilton & Associates Law Group, P.A.
101 Plaza Real South
Boca Raton, Florida 33432
(561) 416-8956 (telephone number)
(561) 416-2855 (facsimile)

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer 	Non-accelerated filer 	Smaller reporting company 
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(3)	Proposed Maximum Offering Price per share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(4)
Common Stock, par value $.01 per share	1,100,000	$0.10	$110,000	$12,77
Total	1,100,000	$0.10	$110,000	$12.77

(1) There is no market for our common stock. Estimated in accordance with Rule 457 of the Securities Act of 1933 solely to compute the registration fee amount based on recent prices of private transactions. We have arbitrarily determined the offering price.
(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0001161 of the maximum aggregate offering price.
(3) Represents shares of our common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement that includes this Prospectus is declared effective by the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling shareholders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state’s securities laws.

SUBJECT TO COMPLETION, DATED MAY 16, 2011
PROSPECTUS

DEVELOPMENT CAPITAL GROUP, INC.
1,100,000 Shares of Common Stock

Our selling shareholders are offering up to 1,100,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the Over the Counter Bulletin Board (“OTCBB”), if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the OTCBB or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTCBB; however, there is no assurance that our securities will ever become qualified for quotation on the OTCBB. There is no assurance that the selling shareholders will sell their shares or that a market for our shares will ever develop, even if our shares are quoted on the OTCBB.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May ___, 2011.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Information contained on our website at www.developmentcapital.com does not constitute part of this Prospectus.

PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should read the entire Prospectus, including “Risk Factors” beginning on page 6, and the financial information beginning on page F-1, before making an investment decision.

Development Capital Group, Inc. is referred to herein as “we”, “us” or “our”.

Corporate Information
We were incorporated in the state of Florida on September 27, 2010.  Our address is 6029 Paseo Acampo, Carlsbad, California 92009 and our telephone number is 760-840-9409.

Our Business
We are a transportation intermediary that serves as a liaison between our customers who are shippers of goods seeking transportation providers. We offer and provide shipping by truckload and less than truck load within the United States through third parties transportation providers. We do not own transportation equipment used to transport freight including trucks and/or trailers.   We match our customers with transportation providers based upon delivery requirements, transportation routes, type of shipment size of shipment and price. We provide our services on a shipment-by-shipment basis with individualized pricing based upon the size of the shipment, distance, route, type of shipment and transportation provider.

The Offering
Selling shareholders are offering up to 1,100,000 shares of our common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

There is no assurance that:

•	our securities will ever become qualified for quotation on the OTCBB; or

•	that the selling shareholders will sell their shares; or

•	that a market for our shares will develop even if our shares are quoted on the OTCBB.

To be quoted on the OTCBB, a market maker must file an application on our behalf to make a market for our common stock. The absence of a public market for our common stock may make it difficult for you to sell your shares of our common stock.

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 and will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may negatively affect the ability of selling shareholders or other holders to sell their shares in the secondary market and/or reduce the trading activity level of our shares in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities with a corresponding decrease in our securities price, if our securities become quoted on the OTCBB. Therefore, our shareholders will, in all likelihood, find it difficult to sell their securities.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes beginning on page F-1 before making an investment decision.

Statement of Operations Data

From September 27, 2010 (Inception) to March 31, 2011
Revenue from operations	$2,730

Total costs and expenses	$6,000

Net loss for the period	$(3,270)

Net loss per weighted share, basic and fully diluted	$(0.00)

Weighted average shares outstanding, basic and fully diluted	$2,604,783

Balance Sheet Data

As of March 31, 2011
Current assets	$16,930
Working capital	$16,930
Total assets	$16,930
Total liabilities	$0
Total stockholders’ equity (deficit)	$16,930

Use of Proceeds

We will incur all costs associated with this registration and Prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered by the Selling shareholders.

Description of our Common Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, each with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.001.  We have 11,228,000 shares of common stock and no shares of preferred stock issued and outstanding.  For further information regarding our common stock, please refer to “Description of Securities” beginning on page 20.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Note Regarding Forward Looking Statements” at page 17 of the Prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our common stock, if quoted, could decline, or you may lose all or part of your investment.

Risks Related to Our Financial Condition and Business Model

We are an early stage trucking  company with no historical performance upon which to base an investment decision, and we may never become profitable.

We were recently formed on in September 2010 and began our operations only in September 2010 and we have had limited revenues of only $2,730 from our inception to March 31, 2011; therefore we have little historical performance upon which to evaluate our prospects for achieving our business objectives in light of the risks, difficulties and uncertainties frequently encountered by development stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage technology company, and whether we will ever become profitable.

Because we will be operating our trucking business on a fee basis through transportation providers that have transportation equipment, we will be foregoing revenue that we could have otherwise received.

We do not operate our own trucks from which we would otherwise receive more revenues from each individual contract.  As a freight logistics company that uses owner operated vehicles and third party ground carriers, our revenue is derived solely from fees we receive based on our locating and contracting with a transportation provider to directly provide transportation services. Accordingly, we may be unsuccessful in generating sufficient revenue because our revenue source is limited to those fees, but lacks revenues from use of trucks and trailers, which we do not have.

We will need additional capital, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

We have capital requirements of approximately $36,000 for working capital purposes over the next six months; however, we may have insufficient revenues to cover our operating costs or be able to obtain financing in the amounts needed or on terms acceptable to us, if at all, which will negatively affect our ability to complete development of our business, establish a marketing platform and revenue generating operations. Additionally, we will have legal and accounting costs associated with being a Securities and Exchange reporting company should our S-1 registration statement be declared effective. You should consider the risks that we will be unable to obtain adequate capital financing, which will delay our operations, lead to accumulated losses, and negatively affect our ability to complete development of our services and to generate revenues.

Our shareholders will have limited or no input on any management decisions.

We are controlled by our President and director Andriy Korobkin and his spouse, Viktoriya Korobkin, who is our Chief Financial Officer/Vice President/Director. Collectively, Andriy and Victoriya Korobkin control more than 70%  of our  voting stock and control our board of directors. Further, as our officers they will manage our day-to-day operations. Even if matters are submitted to a shareholder vote, they will be able to control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in our management. Unless you are willing to entrust all aspects of our business and operations to Andriy and Viktoriya Korobkin, you should not invest in our shares of common stock

We are subject to the Florida anti-take over provisions, which may prevent your exercises your vote on business combinations, mergers or otherwise.

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Events beyond our control may negatively affect our potential profitability

Our operations are directly related to economic events that may negatively affect our operations  revenues and gross margins, including:

•	Increases in the price of gasoline;
•	Increases in the price of gasoline taxes;
•	Increases in transportation related taxes or other government charges;
•	Transportation strikes
•	Increase in costs of Companies that would normally use our services, but chose to perform the services we would otherwise provide themselves as cost saving measures;
•	Negative conditions in the US economy or the industries of our potential customers; and
•
If federal or state regulators impose regulations that require lower emissions in trucks, the costs associated with the new emission standards for truck operators will materially increase, the increased costs of which we will also assume in our business.

Should any one or a combination of these events occur, our potential profitability may be negatively affected.

Should we lose the services of our key executives, our financial condition and proposed expansion may be negatively impacted.

We depend upon the services of our key executives, Andriy Korobkin and Viktoriya Korobkin. We do not maintain key man life insurance on any of our key executives. Should we lose either or both of their services and we are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

The failure of our third party truck operators to comply with government regulations may negatively affect our operations. .

The transportation providers that we rely upon to transport our customer’s shipments are subject to federal, state and local laws and regulations covering a variety of areas, including environmental regulation, laws regulating health, product safety and labor practices. They may become subject to additional government regulation enacted in the future, which may impact our ability to develop and market our products. Any regulation of the transportation industry, whether at the federal, state or local level, may increase our costs and pricing as well as our transportation providers, which would have a direct impact on our potential profitability.

We will encounter competition from other trucking companies and intermediaries that may prevent us from becoming profitable.

Our competitors consist of other truck intermediary companies, companies that operate their own operator vehicles, freight forwarders, nationwide, regional and local trucking companies.  Our competitors have greater financial, technical, marketing, and sales resources than we do, as well as greater brand name recognition. Therefore, if we fail to actualize our strategies for differentiating ourselves from our competitors, our financial condition will be negatively impacted. Should we fail to effectively compete, including our ability to develop new modalities and processes that are competitive in our marketplace, our market share, revenues, and growth prospects may be adversely affected and we may be forced to reduce prices and/or limit price increases, which may result in materially reduced margins, net income or market share.

Although we will be a mandatory reporting company under Section 15(d) of the Securities Act of 1933 until and through fiscal year end March 31, 2011, if we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”), we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the Exchange Act, our securities can no longer be quoted on the OTCBB, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 31, 2012, including a Form 10-K for the year ended March 31, 2012, assuming this registration statement is declared effective before March 31, 2012.  If this registration statement is declared effective we intend to immediately voluntarily to file a registration statement on Form 8-A pursuant to Exchange Act Section 12(g), which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 500 shareholders and total assets of more than $10 million on March 31, 2012. If we do not file a registration statement on Form 8-A at or prior to March 31, 2012, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the Exchange Act, our securities can no longer be quoted on the OTCBB, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Risks Related to this Offering

We have arbitrarily determined the offering price and terms of the common stock shares being offered through this Prospectus.

The ten cents ($0.10) offering price of the common stock shares has been arbitrarily determined and bears no relationship to our assets or book value, or other investment or valuation criteria. No independent counsel or appraiser has valued our common stock shares. Accordingly, there is no basis upon which to determine whether the offering price is indicative of any real underlying share value that our selling shareholders are offering. We urge all prospective investors to seek counsel with their legal, financial or tax adviser, or other trusted professional regarding the offering price, the offering terms, and the advisability of investing in the common stock shares, or not.

The common stock shares being offered in this Prospectus are an illiquid investment and their transferability is subject to significant restriction.

There is presently no market for the common stock shares that the selling shareholders are offering, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for their sale of transferability within the near future, or at all. Even if we do obtain a quotation, there is no assurance that a sufficiently active market will develop to sell your shares. Accordingly, the purchaser of the common stock shares should consider that their shares may be illiquid and/or present difficulties in their sale or transferability.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are  currently eligible for resale under Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. Rule 15g-9 defines an “established customer” as any person for whom the broker or dealer or a clearing broker acting on behalf of such broker or dealer, carries an account, and who in such account: (i) has effected a securities transaction, or made a deposit of funds or securities, more than one year previously or (ii) has made three purchases of penny stocks that occurred on separate days and involved different issuers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Our common stock will not initially qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future services ;
•	projections of revenue, earnings, capital structure and other financial items;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;
•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding our business or us.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law; we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders. The principal reason for this offering is to register the shares on behalf of our selling shareholders and to become a voluntary SEC reporting company.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities. In order to assure that selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTCBB, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTCBB without proof of the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

EQUITY ISSUANCES AND PRICING

Offering Price per Share	$0.10	*
Share Price of 8,000,000 shares paid by co-founders, Andriy and Victoriya Korobkina	$0.001	**
Tangible Book Value Per Share as of March 31, 2011	$0.00

*We have arbitrarily determined our offering price of ten cents ($0.10) per share

**  See note 6 to our financial statements.

SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders; accordingly, no accurate estimate can be made of the quantity of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase exempt from registration under Section Regulation S and Rule 506 of Regulation D of the 1933 Act in exempt transactions.

Our selling shareholders composed solely of shareholders that paid cash consideration for their shares. We sold a total of 2,200,000 shares at one half cents ($0.005) per share of our common stock to 49 accredited investors in a private placement from October 2, 2010 to March 6, 2011 for total proceeds of $11,000. These sales of our common stock reflect the only sales we made to investors in a private offering in return solely for cash consideration.

We are registering a total of 1,100,000 Shares, which represents twenty-six (26%) of our total outstanding common shares. These shares were all acquired by selling shareholders between October 2, 2010 and March 6, 2011, as described in the preceding paragraph.

The selling security holders listed in the table have sole voting and investment powers regarding the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or has been affiliated with a broker-dealer. Additionally, none of the selling security holders have a business relationship with us.

Shareholder Name (first, middle, last)	Total Shares Owned	Issue Date	Shares Registered	Remaining Shares If Sold	% Before Offering	% After Offering*
Michael Richard Kolyvayko1	20,000	10.02.2010	10,000	10,000	<1%	<1%
Larisa Kolyvayko2	20,000	10.03.2010	10,000	10,000	<1%	<1%
Ararat Martirosov	20,000	10.04.2010	10,000	10,000	<1%	<1%
Irina Edwards	20,000	10.03.2011	10,000	10,000	<1%	<1%
Dmitriy M Kolyvayko3	20,000	10.03.2010	10,000	10,000	<1%	<1%
Yekaterina V Kolyvayko4	20,000	10.04.2010	10,000	10,000	<1%	<1%
Lidiya Tregub5	20,000	10.02.2010	10,000	10,000	<1%	<1%
Antonina Kolchanova	20,000	10.06.2010	10,000	10,000	<1%	<1%
Bulat Kazhakmetov	20,000	10.08.2010	10,000	10,000	<1%	<1%
Dmitriy Guziy6	20,000	10.06.2010	10,000	10,000	<1%	<1%
Andrii Guziy7	20,000	10.10.2010	10,000	10,000	<1%	<1%
Evgeniya Kolchanova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Grigoriy Dashko 8	20,000	10.06.2010	10,000	10,000	<1%	<1%
Valentina Dashko9	20,000	10.06.2010	10,000	10,000	<1%	<1%
Elena Zhukovskaya10	20,000	10.10.2010	10,000	10,000	<1%	<1%
Gulmira Abdrakhmanova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Igor Kolchanov11	20,000	10.08.2010	10,000	10,000	<1%	<1%
Irina Oleynik12	20,000	10.10.2010	10,000	10,000	<1%	<1%
Ivan Turov	20,000	10.06.2010	10,000	10,000	<1%	<1%
Lyudmila Korobkina13	20,000	10.06.2010	10,000	10,000	<1%	<1%
Maksim Zhukovskiy14	20,000	10.08.2010	10,000	10,000	<1%	<1%
Nataliya Kolchanova15	20,000	10.08.2010	10,000	10,000	<1%	<1%
Nurpanu Kanapiyanova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Oksana Davrysh16	20,000	10.06.2010	10,000	10,000	<1%	<1%
Olena Bezmenova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Aleksandr Kerosir17	20,000	10.10.2010	10,000	10,000	<1%	<1%
Olena Povalyayeva18	20,000	10.10.2010	10,000	10,000	<1%	<1%
Olga Meleshko	20,000	10.08.2010	10,000	10,000	<1%	<1%
Roman Oleynik19	20,000	10.10.2010	10,000	10,000	<1%	<1%
Sergey Povalyaev20	20,000	10.10.2010	10,000	10,000	<1%	<1%
Sergey Timofeyev	20,000	10.08.2010	10,000	10,000	<1%	<1%
Silva Kin21	20,000	10.06.2010	10,000	10,000	<1%	<1%
Timofey Davrysh22	20,000	10.06.2010	10,000	10,000	<1%	<1%
Vyacheslav Kin23	20,000	10.06.2010	10,000	10,000	<1%	<1%
Yelena Bychuk	20,000	10.08.2010	10,000	10,000	<1%	<1%
Valentina Popova	20,000	10.08.2010	10,000	10,000	<1%	<1%
Maryna Mitseltina	20,000	10.12.2010	10,000	10,000	<1%	<1%
Aleksandr Vishnevskiy	20,000	10.12.2010	10,000	10,000	<1%	<1%
Tatyna Kerosir24	20,000	10.12.2010	10,000	10,000	<1%	<1%
Yuliya Kin	20,000	10.12.2010	10,000	10,000	<1%	<1%
Viktoriya G Massiello	200,000	03.02.2011	100,000	100,000	<1%	<1%
Nataliya P Deuchars	200,000	03.03.2011	100,000	100,000	<1%	<1%
Tamara Baker	200,000	03.03.2011	10,000	100,000	<1%	<1%
Nataliya Mazzone	100,000	03.04.2011	50,000	50,000	<1%	<1%
Konstyntyn Shevchenko	200,000	03.03.2011	100,000	100,000	<1%	<1%
Leonid Gralnic	200,000	03.05.2011	100,000	100,000	<1%	<1%
Oleksiy Kolyvayko	100,000	03.04.2011	50,000	50,000	<1%	<1%
Galina Shekhtman25	100,000	03.06.2011	50,000	50,000	<1%	<1%
Vladimir Shekhtman26	100,000	03.06.2011	50,000	50,000	<1%	<1%
All shareholders :	2,200,000		1,100,000	1,100,000

1 Michael Richard Kolyvayko is the husband of Larisa Kolyvayko.
2 Larisa Kolyvayko is the wife of Michael Richard Kolyvayko.
3 Dmitriy M. Kolyvayko is the husband of Yekaterina V. Kolyvayko.
4 Yekaterina V. Kolyvayko is the wife of Dmitriy M. Kolyvayko.
5 Lidiya Tregub is the mother of Viktoriya Korobkin.
6 Dmitri Guziy is the brother of Andrii Guziy.
7 Andriiy Guziy is the brother of Dmitriy Guziy.
8 Grigoriy Dashko is the husband of Valentina Dashko.
9 Valentina Dashko is the wife of Grigoriy Dashko.
10 Elena Zhukovskaya is the wife of Maksim Zhukovskiy.
11 Igor Kolchanov is the husband of Nataliya Kolchanova.
12 Irina Oleynik is the wife of Roman Oleynik.
13 Lyudmila Korobkina is the mother of Andriy Korobkin.
14 Maksim Zhukovskiy is the husband of Elena Zhukovskaya.
15 Natalia Kolchanova is the wife of Igor Kolchanov.
16 Oksana Davrysh is the wife of Timofey Davrysh.
17 Alekzandr Kerosir is the husband of Tatyna Kerosir.
18 Olena Povalyayeva is the wife of Sergey Povalyaev.
19 Roman Oleynik is the husband of Irina Oleynik.
20 Sergey Povalyaev is the husband of Olena Povalyayeva.
21 Silva Kin is the wife of Vyacheslav Kin.
22 Timofey Davrysh is the husband of Oksana Davrysh.
23 Vyacheslav Kin is the husband of Silva Kin.
24 Tatyna Kerosir is the wife of Alexandr Kerosir.
25 Galina Shekhtman is the wife of Vladimir Shekhtman.
26 Vladimir Shekhtman is the husband of Galina Shekhtman.

Blue Sky

Our common stock holders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information about us in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports and many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 1,100,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTCBB, if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this Prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or sale related transfer. A selling shareholder may also resell all of any portion of the Shares, which qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold according to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this Prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this Prospectus. After our securities are qualified for quotation on the OTCBB, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this Prospectus.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on OTCBB or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTCBB; however, there is no assurance that our securities will ever become qualified for quotation on the OTCBB. In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under the registration statement, of which this Prospectus forms a part.

Upon such registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. We will pay all the fees and expenses associated with the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to the registration statement disclosing such matters.

OTCBB CONSIDERATIONS

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTCBB.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTCBB is that the issuer be current in its SEC reporting requirements. Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCBB rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders for an order to buy or sell a specific number of shares at the current market price, the price of a stock may go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria.  Prior to this offering, there has been no market for our securities,  In order to assure that selling shareholders will offer their shares at $0.10 until our shares are quoted on the OTCBB, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTCBB , without proof of the selling price.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which our assets or we are involved.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our articles of incorporation and bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

As of the date of this Prospectus, we are authorized to issue 500,000,000 shares of common stock of which 11,228,000 are issued and outstanding.

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Except as otherwise required by Florida law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to our Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock of which no shares are issued and outstanding. The rights terms and preferences of our preferred stock have not been established and can be designated at any time by the majority vote of our Board of Directors without a vote of our shareholders.

FLORIDA ANTI-TAKEOVER LAWS

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless
(i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

RULE 144

All 11,228,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, and none of those 11,228,000 shares can be resold under Rule 144 or are subject to any registration rights agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

BUSINESS

Our Company
We are a transportation intermediary that serves as a liaison between our customers who are in need of transportation services for their property or goods and transportation providers.   We offer and provide shipping by truckload and less than truck load within the United States through third party transportation providers. We do not own transportation vehicles or equipment used to transport freight including trucks and/or trailers.   We match our customers with transportation providers based upon delivery requirements, transportation routes, type of shipment, equipment requirements such as refrigerated truck, size of shipment and price. We provide our services on a shipment-by-shipment basis with pricing based upon the size of the shipment, distance, route, type of shipment, and other customer individual needs  and the particular transportation provider.

We believe there is a demand for intermediaries to match transportation providers with customers.   We currently have four business customers and a transportation provider network consisting of over 20 third party transportation providers we selected based on transportation pricing, capabilities, geographic coverage and type of service. We believe the transportation providers benefit by using our services  to reduce their overhead costs attributed to  sales, marketing and customer service,  We seek to provide   a reliable cost effective source for our customers’  product shipments, which reduces their shipping costs and  staffing requirements.

In the second half of March 2011, we served 4 business clients using 10 different transportation providers for shipment of cargo.

To date we have taken the following steps in furtherance of our business:

From December 1, 2010 to present, we  designed and developed our web-site;

From January 2, 2011 to present, we  located and obtained information about  potential transportation providers to assemble our network, including  truck types and their engine abilities, trailers and their cargo size, equipment characteristics [i.e. refrigerated]  geographic area covered and routes available, years in business, reputation and customer complaints. ,.

As more fully described in our Material Agreements Section on page 17, we entered into the following agreements:

•	On March 1, 2011, we entered into an agreement with Landtrop Express to provide shipping services to our customers.
•	On March 15, 2011, we entered into a non-exclusive agreement with Argo Transportation, a freight broker for which we locate transportation providers for Argo’s customers
•	On March 15, 2011, we entered into a non-exclusive agreement with Safe Cargo to provide shipping services to our customers.
•	On March 21, 2011 we entered into an agreement with Royal Bee Company to locate transportation providers to Royal Bee Comapany.

We obtained our first customer order in March 2011.

Through our transportation provider network,  we provide truckload and less than truckload services to our customers.

Truckload.  We offer truckload services including dry vans, temperature-controlled units and flatbeds.

Less than Truckload.    We offer shipment services for the shipment of single or multiple pallets of freight.

Logistics Services. In addition to arranging for transportation, we provide logistics services including:
review of transportation provider’s charges; and payment to transportation carrier.

Our customers communicate their transportation needs to us by telephone, facsimile, or email.  Upon receiving a request for transportation services, we recommend an appropriate transportation provider from our network to match with  customer requirements.  We enter into contracts with both our customer and the transportation provider for a specific transportation order.

We offer our services across a wide range of industries, such as manufacturing, construction, consumer products, fresh food and retail.

Our Customers

We offer our services to business owners in any industry who require transportation services for their products. To date we have obtained customers that ship products such as automobile parts, bee houses, lumber and perishable and non perishable food products across the United States.

We enter into contracts with our business clients, generally with terms of one to three years, to provide some, or substantially all, of their transportation requirements.  To date we have contracts with three transportation providers and one freight broker which are described under the heading Material Contracts below on page 17.

We locate customers who need shipment of cargo from our transportation provider network, on websites that match shippers with transporters such as  http://www.truckstop.com/http://centraldispatch.com/   http://www.transcorefreightsolutions.com/ and http://www.uship.com/.

We offer transportation and logistics services to our clients on a shipment-by-shipment basis, which are typically priced to our carriers on a spot, or transactional, basis.

Our Transportation Provider Network

To date we have used ten transportation providers to fill orders from our four customers. We have a network of twenty transportation providers. The transportation providers in our network include national trucking companies, mid-sized fleets, small fleets and owner-operators of single trucks. We are not dependent on any one transportation provider.  We select transportation providers based on their ability to effectively serve our clients with respect to price, technology capabilities, geographic coverage and quality of service. In other transportation modes, we maintain the quality of our transportation provider network by obtaining documentation to ensure each transportation provider is properly licensed and insured, and has an adequate safety rating. In addition, we plan to collect information on the transportation providers in our network regarding capacity, pricing trends, reliability, quality control standards and overall customer service. We believe this quality control program helps to ensure that our clients receive high-quality service regardless of the transportation provider that is selected for an individual shipment.

We will attempt to  negotiate favorable rates with transportation providers by attempting to fill excess capacity on traditionally empty routes and therefore offsetting their substantial overhead costs. In addition, we will introduce  our customers to new transportation providers and broaden each transportation provider's market presence by expanding its customer base.

Pricing.

We generate revenue by receiving the difference between what we charge to the customer shipper for our services and what we pay to the transportation providers in our network.   Our fee structure is variable, although we may enter into fixed fee arrangements in the future.  We have entered into three contracts with transportation providers. The prices we quote to shippers includes the cost of fuel, drivers salary, truck amortization, from pick up to delivery. After we select the transportation provider  we sign delivery agreements, collect money from our customers in advance or after 30 days upon approval of credit application. Tracking of shipments is provided by lading, which the shipper provides to the carrier.

We will also receive revenues by charging freight brokers a fee for locating a transportation provider for their shipper customers.

Material Contracts

Safe Cargo
We, acting in the capacity of an agent of shippers, truck owners or owners of goods, have a March 15, 2011 agreement with Safe Cargo, Inc. , a Department of Transportation licensed carrier .  The agreement provides that as “agent” we will offer for shipment on behalf of Safe Cargo  transportation services which Safe Cargo agrees to provide transport by suitable motor truck equipment. As the transportation provider in the agreement, Safe Cargo is required to pay us a net rate commission for each customer shipment that we provide to them. The net rate will be the amount that will be agreed prior to shipment and be based upon various factors such as cost of fuel, type of shipment, distance, route and cost to Safe Cargo. The   agreement provides for a maximum weight of 80,000 pounds and maximum rate of 10% of the total price of the cargo on each load. The agreement term is in effect until cancelled with a thirty day notice.

Royal Bees Company
We have a March 21, 2011, agreement with Royal Bees Company, the shipper in the agreement,  to locate transportation services for Royal Bee’s houses.  We are referred to in the agreement  as the  “dispatcher”, which will find a motor contract carrier for Royal Bees Company that is properly authorized to transport Royal Bees’ bee house. As the dispatcher in the agreement, Safe Cargo is required to pay us a net rate commission for each customer shipment that we provide to them at an agreed upon rate and commission between Royal Bees as the shipper and us as the dispatcher. The agreement is subject to a maximum weight shipment  of 80,000 pounds and a maximum rate of $2.50 per one mile. The agreement term is in effect until cancelled with a thirty day notice.

Landtrop Express
We have a March 1, 2011, agreement with Landtrop Express in which Landtrop Express, an owner operator  licensed by the Department of Transportation  to engage in the transportation of  general freight, to provide with delivery for  all necessary commodities and cargo.  The agreement is for a one year term and may be cancelled with a thirty day notice.  Landtrop  Express agrees to secure all permits, licenses and approvals for the freight transportation. We agree to pay Landtrop Express for their transportation services at  rates and charges in conformity with the Federal Motor Carrier Safety Administration and other regulatory bodies, the rate schedule of which is attached to the agreement.

Argo Transportation
We have a March 15, 2011, agreement with Argo Transportation, Inc., a  fully licensed Department of Transportation freight broker.  The agreement provides that Argo Transportation as the carrier will provide transportation services to our customers that are in need of transportation services. The agreement term is for one year and may be terminated with a thirty day notice.  The  agreement provides that the rate and charges for the freight transportation will be reasonable and be approximately equivalent to the prevailing rates and charges for the same carriers..

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement
The following discussion and analysis should be read in conjunction with the balance sheet as of March 31, 2011 and the financial statements for the period September 27, 2010 (Inception) to March 31, 2011 included with the S-1.  The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Note Regarding Forward Looking Statements” and “Risk Factors”.

General discussion
We are a development stage entity incorporated in the State of Florida on September 27, 2010.  We are in the business of providing transportation and logistics services on an agency basis for a wide range of manufacturing, industrial and retail customers.  Our business to locate transportation providers for our customers and for freight brokers who require transportation providers for their customers.  Readers are referred to the cautionary statement, which addresses forward-looking statements made by us.

Overview
We are an early stage development business, with limited  revenue generating options and we do not expect to generate material  revenues, if ever, until the second quarter of 2012.  We are currently focused on expanding our network of transportation providers, shipping customers and brokers from which we may obtain orders for transportation services.

Results of operations
For the Period from September 27, 2010 to March 31, 2011

For the period, September 27, 2010 (Inception) to March 31, 2011,  we generated limited revenues of only  $2,730   and incurred a net loss of  $(3,270) or $0.0 per common share. During this period, our expenses related primarily to professional fees.   There are no comparable periods upon which we may compare other financial periods.

Liquidity
For the Period from September 27, 2010 to March 31, 2011

For the period from September 27, 2010 to March 31, 2011, we raised $20,200 from our initial private offering.  We estimate that we will have  approximately $1,500 of monthly costs for travel to prospective brokers and transportation providers that our Chief Executive Officer will interview and examine their equipment for our network of providers.    For the period September 27, 2010 (inception) to March 31, 2011, we used $6,000 for operating activities. At March 31, 2011, we had  $16,930 in cash on hand available to support our operations.  Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no written agreement obligating him to do so.  There are no comparable periods upon which we may compare other financial periods

Plan of Operations
Throughout our 12 month Plan of Operations, we play to accomplish the following:
•	Advertise by radio and written publications, such as Craig’s List ® and trucking magazines, our services as well as our need for transportation providers;
•	Offer our transportation providers or freight brokers more favorable terms if they consistently provide us with business;
•	Develop an incentive plan for freight brokers offering a higher percentage commission if they provide us with more permanent cargos;
•	Use our existing database of transportation providers to obtain cargos from shippers;
•	Our Chief Executive Officer will travel to transportation providers and brokers to examine their operations and determine whether they should be added to our network;
•	Enhance the aesthetics and functionality of our website; and
•	Pay a third party or Google to obtain a first page presence on Google with key words;

We anticipate that the cost of our 12 month plan will be approximately $10,000, which we will fund from our operations . There is no assurance our revenues will be sufficient to fund the cost of our plan of operations.

Off Balance Sheet Arrangements
We do not have any off-balance arrangements that would have any current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital recourses.

Quantitative and Qualitative Disclosures about Market Risk
Inapplicable.  We have no investments in market risk sensitive instruments or in any other type of securities.

Financial Statements and Supplemental Data
Our financial statements, notes and supplementary data are included in pages F- to F- incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
None.

DESCRIPTION OF PROPERTY

Our office is located in the residence of our Chief Executive Officer and Chief Financial Officer who are married to one another.  The office is approximately 600 square feet and is adequate for our needs.  We pay no rent or other compensation to our officers for use of the office.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our balance sheet as of as of March 31, 2011 and the related statement of operations, stockholders’ deficit, and cash flows for the period from September 27, 2010 (inception) to March 31, 2011 were audited by Daszkal Bolton, LLP, an expert in accounting and auditing.

The legality of the shares offered under the registration statement of which this Prospectus is a part is being passed upon by Hamilton & Associates Law Group, P.A., Boca Raton, Florida whose principal is Brenda Lee Hamilton.  Hamilton & Associates Law Group, P. A. owns 500,000 shares of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as a result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 1607 Trinidad Avenue, Deltona, Florida 32725-5555, which is  a registered transfer agent with the Securities and Exchange Commission.

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 31, 2011, including a Form 10-K for the 2010 fiscal year ended March 31, 2011, assuming this registration statement is declared effective before that date. We intend to voluntarily file a registration statement on Form 8-A, which would subject us to all of the reporting requirements of the 1934 Act, including the SEC’s proxy rules of the SEC and subject our officers, directors and 10% stockholders to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. This Prospectus does not contain all of the information set forth in the registration statement, the exhibits to the registration statement and any periodic filings. In addition, we will file periodic reports with the SEC, including quarterly reports and annual reports, which include our audited financial statements. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall serve until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Positions Held Since September 27, 2010
Andriy Korobkin Viktoriya Korobkin Lidiya Tregub	40 39 60	President & Director Chief Financial Officer/Vice-President & Director Secretary, Treasurer & Director

Andriy Korobkin

Andriy Korobkin has been our Chief Executive Officer/Director since our inception. From May 2005 to September 2007 he was a Director and Sole Owner of Action Development Logistics, Inc., a California corporation that operated as a moving company in Carlsbad, California.  From December 2007 to December 2010, Andriy Korobkin was the Chief Executive Officer/Director of Development Capital Group, a Nevada Corporation., located in Carson City, Nevada, that operated as a trucking company.   In 1997, he received a Finance Degree with a specialization in banking degree from the   Moscow University of finance.

Andriy Korobkin’s experience as a Director/Sole Owner of Action Development Logistics, Inc. and his experience in the transportation industry provides the experience, qualifications, attributes or skills that we believe qualifies him to be our Director.

Viktoriya Korobkin

Viktoriya Korobkin has been our Vice President and Chief Financial Officer since our inception.  Since December 2003, she has been employed as an accountant with Valley View Casino in Valley Center, California.  From 2005 until January 1, 2011, she was employed as a Finance accountant adviser with Action Development Logistics, a moving company   located in Carlsbad, California. Since our inception on September 17, 2010, she has been our Vice-President and Director.  In 2003, Ms. Korobkin received a Masters Degree in Finance from the European University of Finance located in the city of  Kiev, Ukraine.

Viktoriya Korobkin’s experience as a finance accountant adviser and accountant and  her Masters Degree in Finance, provides the experience, qualifications, attributes or skills that we believe qualifies her to be our Director.

Lidiya Tregub

Ms. Trigub has been our secretary/treasurer since our inception. From 1980 to 2006 Ms. Tregub worked as a human resource representative for Ukrainian Tube Manufactory, located in Nikopol, Ukraine. From 2006, until September 19, 2010, she was unemployed. Ms. Tregub received a Masters Degree in 1979 from the Institute of Pychology in the city of Donetsk, Ukraine.

Lidiya Tregub's experience in human resources provides the experience, qualifications, attributes or skills that we believe qualify her to be our Director.

Family Relationships and Other Matters

Our Chief Executive Officer, Andriy Korobkin, and Viktoriya Korobkin are married to one another. Ludmila Korobkin, a shareholder. is the mother of Andriy Korobkin and mother-in-law of Viktoriya Korobkin.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance and Board Committees

Our Board of Directors has not established an audit, executive or director compensation committee, nominating or governance committees as standing committees or other board committee performing equivalent functions. Our Board of Directors does not have an executive committee or committees performing similar functions. The three members of our Board of Directors will participate in discussions concerning the matters that are performed by these committees.

No Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Board of Directors has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that our Board of Directors has chosen to use for the purposes of the determining independence, as the OTCBB does not provide such a definition. Therefore, none of our current Board members are independent.

Other Directorships

None of our directors are officers and directors of other Securities and Exchange Commission reporting companies.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business; accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Code of Ethics

We have not yet adopted a Code of Ethics. We plan to adopt a Code of Ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities, our directors, our executive officers, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
Title of class	Co-Founders:	Amount Beneficial Ownership	Direct Ownership		Indirect Ownership		Percent of class
COMMON	Andriy Korobkin President, Director, & Founder	8,000,000	4,000,000	(2)	4,000,000	(2)	71%

COMMON	Viktoriya Korobkin Vice President, Director & Founder	8,000,000	4,000,000	(2)	4,000,000	(2)	71%

COMMON	Lidiya Tregub Vice President, Director & Founder	20,000	20,000		0		<0%

(1)	This table is based upon information derived from our stock records. Applicable percentages are based upon 11,228,000 shares of common stock outstanding as of the date of this Prospectus.

(2)	Andriy and Viktoriya Korobkin each own 4,000,000 shares of our common stock and are husband and wife; cumulatively, they both own 8,000,000 shares as joint tenants in common.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year, and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the fiscal year ended March 31, 2011.
Name	Title	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	All Other Compensation	Total
Andriy Korobkin			0	0	4,000,000(1)	0	0	0	0	0
Viktoriya Korobkin			0	0	4,000,000(1)	0	0	0	0	0
Lidiya Tregub			0	0	0	0	0	0	0	0

(1)	On September 27, 2010, we issued 4,000,000 shares of our common stock to Andriy Korobkin and 4,000,0000 shares to Viktoriya Korobkin in exchange for services rendered to us as our founders.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to the date of this Prospectus. As of the date of this Prospectus, we did not have any stock option plans.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans in which cash or non-cash compensation is or may be paid to our directors or executive officers, except for employment agreements with our executive officers, which provide that our executive officers may be awarded bonuses awarded by our Board of Directors.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Board of Directors
Director Compensation

Name	Year ended	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Andriy Korobkin		0	0	0	0	0	0	0
Viktoriya Korobkin		0	0	0	0	0	0	0
Lidiya Tregub		0	0	0	0	0	0	0

Our directors have not received any direct compensation as reflected above.

PROSPECTUS
________________, 2011

Selling shareholders are offering up to 1,100,000 shares of common stock. The selling shareholders will offer their shares at $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTCBB.

Dealer Prospectus Delivery Obligation

Until month/day/year (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee	$12.77
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses*	$5,000
Miscellaneous*	$1,000
Total*	$21,012.77
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On September 27, 2010, we issued 4,000,000 shares to our Chief Executive Officer, Andriy Korobkin, as founder shares

On September 27,  2010, we issued 4,000,000 shares to our Vice President/Chief Financial Officer, Victoriya Korobkina, as founder shares.

On October 2, 2010, we sold 1/5 of one unit or 20,000 shares of our common stock to Michael Richard Kolyvayko for the aggregate sum of $100.

On October 2, 2010, we sold 1/5 one unit consisting of 20,000 shares of our common stock to Lidiya Tregub for the aggregate sum of $100.

On October 3, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Irina Edwards for the aggregate sum of $100.

On October 3, 2010, we sold 1/5 of one unit or 20,000 shares of our common stock to Larisa Kolyvayko for the aggregate sum of $100.

On October 3, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Dmitriy M. Kolyvayko for the aggregate sum of $100.

On October 4, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Ararat Martirosov for the aggregate sum of $100

On October 4, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Yekaterina V. Kolyvayko for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Dmitriy Guziy for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Antonina Kolchanova for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Grigoriy Dashko for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Valentina Dashko for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Ivan Turov for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Oksana Davrysh for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Lyudmila Korobkina for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Silva Kin for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Silva Kin for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Timofey Davrysh for the aggregate sum of $100.

On October 6, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Vyacheslav Kin for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Bulat Kazhakmetov for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Evgeniya Kolchanova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Olena Bezmenova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Maksim Zhukovskiy for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Nataliya Kolchanova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Sergey Timofeyev for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Nurpanu Kanapiyanova for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Olga Meleshko for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Yelena Bychuk for the aggregate sum of $100.

On October 8, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Valentina Popova for the aggregate sum of $100.

On October 8, 2010, we issued 500,000 shares to Williams Law Group for services rendered to us.

On October 8, 2010, we issued 500,000 shares to Hamilton & Associates Law Group for services rendered to us.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Andriiy Guziy for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Elena Zhukovskaya for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 one unit consisting of 20,000 shares of our common stock to Irina Oleynik for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Aleksandr Kerosir for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Olena Povalyayeva for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Roman Oleynik for the aggregate sum of $100.

On October 10, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Sergey Povalyaev for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Maryna Mitseltina for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock Aleksandr Vishnevskiy for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 one unit consisting of 20,000 shares of our common stock to Tatyna Kerosir for the aggregate sum of $100.

On October 12, 2010, we sold 1/5 of one unit consisting of 20,000 shares of our common stock to Yuliya Kin for the aggregate sum of $100.

On February 10, 2011, we issued 20,000 shares of our common stock to Globex Transfer, LLC. in return for transfer agent services.

On March 2, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Viktoriya G. Massiello for the aggregate sum of $1,000.

On March 3, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Nataliya P. Deuchars for the aggregate sum of $1,000.

On March 3, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Tamara Baker for the aggregate sum of $1,000.

On March 3, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Konstyntyn Shevchenko for the aggregate sum of $1,000.

On March 4, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Nataliya Mazzone for the aggregate sum of $500.

On March 4, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Oleksiy Kolyvayko for the aggregate sum of $500.

On March 5, 2011, we sold 2 units consisting of 200,000 shares of our common stock to Leonid Gralnic for the aggregate sum of $1,000.

On March 6, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Galina Shekhtman for the aggregate sum of $500.

On March 6, 2011, we sold 1 unit consisting of 100,000 shares of our common stock to Vladimir Shekhtman for the aggregate sum of $500.

We determined that the issuance of these securities was exempt from registration under Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended. We made this determination based on the representations of Investors, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from.

In regard to the US Investors:
•	We are not and were not a blank check company at the time of the offer or sale;

•	The investors had business experience and were accredited investors as defined by Rule 501 of Regulation D of the Act;

•	All offers and sales of the investment were made privately and no party engaged in any general solicitation or advertising of the proposed investment;

•	Each investor had a preexisting social, personal or business relationship with us and members of our management;

•	The investors were provided with all information sufficient to allow them to make an informed investment decision;

•	The investors had the opportunity to inspect our books and records and to verify statements made to induce them to invest;

•	The securities representing the investment are to be issued with a restrictive legend indicating the securities represented by the certificate have not been registered; and

•	No party received any transaction-based compensation such as commissions in regard to locating any investor for the venture.

EXHIBITS
Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Hamilton & Associates Law Group, P.A.
10.1	Form of Subscription Agreement
10.2	Agreement with Landtrop Express
10.3	Agreement with Argo Transportation
10.4	Agreement with Royal Bees Company
10.5 10.6 10.7	Agreement with Safe Cargo Shipper Agreement Transportation Provider-Carrier Agreement
23.1	Consent of Daszkal Bolton, LLP
23.2	Consent of the Hamilton & Associates Law Group, P A (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation S-1 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Carlsbad California on May 16, 2011.

Development Capital Group, Inc.

By:	/s/ Andriy Korobin
Andriy Korobin
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Andriy Korobin	President & Director	May 16, 2011
Andriy Korobkin

/s/ Viktoriya Korobkin	Vice-President & Director	May 16, 2011
Viktoriya Korobkin

/s/Lidiya Tregub	Secretary, Treasurer & Director	May 16, 2011
Lidiya Tregub

DEVELOPMENT CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MARCH 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Development Capital Group, Inc. Carlsbad, California

We have audited the accompanying balance sheet of Development Capital Group, Inc. (a Development Stage Company) (the “Company”) at March 31, 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from September 27, 2010 (Inception) to March 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures  in  the  financial  statements,  assessing  the  accounting  principles  used  and  significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Development Capital Group, Inc. (a Development Stage Company) as of March 31, 2011 and the results of its operations and its cash flows for the period from September 27, 2010 (Inception) to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Daszkal Bolton LLP
Fort Lauderdale, Florida
April 15, 2011

DEVELOPMENT CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MARCH 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$16,930
Total assets	$16,930

LIABILITIES AND STOCKHOLDERS' EQUITY

Commitments and contingencies

Stockholders' equity:

Common stock, $0.001 par value; 490,000,000 shares authorized; 4,040,000 shares issued and outstanding	$4,040
Additional paid in capital	16,160
Deficit accumulated during the development stage	(3,270)
Total stockholders' equity	16,930

Total liabilities and stockholders' equity	$16,930

The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FROM SEPTEMBER 27, 2010 (INCEPTION) TO MARCH 31, 2011

Period from September 27, 2010 (Inception) to March 31, 2011

Commissions revenue	$2,730

Operating expenses:
Professional fees	6,000
Total operating expenses	6,000

Net loss from operations	(3,270)

Net Loss	$(3,270)

Loss per common share	$(0.00)

Weights average of shares outstanding	2,604,783

The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM SEPTEMBER 27, 2010 (INCEPTION) TO MARCH 31, 2011

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Balance, September 27, 2010 (Inception)	-	$-	$-	$-	$-

Sale of common stock	4,040,000	4,040	16,160	-	20,200

Net loss	-	-	-	(3,270)	(3,270)

Balance, March 31, 2011	4,040,000	$4,040	$16,160	$(3,270)	$16,930

The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM SEPTEMBER 27, 2010 (INCEPTION) TO MARCH 31, 2011

Period from September 27, 2010 (Inception) to March 31, 2011
Cash flows from operating activities:
Net loss	$(3,270)
Net cash used in operating activities	(3,270)

Cash flows from investing activities:	-

Cash flows from financing activities:
Proceeds from sale of common stock	20,200
Net cash provided by financing activities	20,200

Net increase in cash and cash equivalents	16,930

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$16,930

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

DEVELOPMENT CAPITAL GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Development Capital Group, Inc. (the "Company") was incorporated under the laws of the State of Florida on September 27, 2010. The Company provides transportation and logistics services for a wide range of manufacturing, industrial and retail customers. The Company is a development-stage enterprise company and its planned principal activities are to provide freight, logistics, truckload and other services for investors and truck owners.

As a development-stage enterprise, the Company had limited operating revenues through March 31, 2011. Recorded revenues were generated from commissions earned through contracted freight services. The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Revenue recognition
The Company recognizes revenue when it is realized or realizable and earned. Revenue is considered realized and earned when persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; fees to the customer are fixed or determinable; and collection of the resulting receivable is reasonably assured.

Cash equivalents
The Company considers all highly liquid instruments purchased with maturity of three months or less from the time of purchase to be cash equivalents.

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Long-Lived Assets
The Company will review its long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management will perform an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Partnership will recognize an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

Research and Development Costs
Research and development expenditures, are comprised of costs incurred in performing research and development activities. These include professional fees payments, including wages and associated employee benefits, facilities and overhead costs. These are expensed as incurred.

DEVELOPMENT CAPITAL GROUP, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 4 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a financial institution in Florida. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. The Company’s cash balances at March 31, 2011 were within FDIC insured limits.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 6 – STOCKHOLDERS’ EQUITY

From the Company’s inception on September 27, 2010 through March 31, 2011, the Company has issued 4,040,000 shares of common stock with a $0.001 par value for a total capital contribution of $20,200.